Exhibit 10.69
TERMINATION AGREEMENT

This Agreement (this "Agreement") is made as a deed this 20th day of January 2010 by and between:

1.           Alstrom Business Corp, a company organized and existing under the Laws of the British Virgin Islands with its registered address at Intershore Chambers, P.O.Box 4342, Road Town, Tortola, British Virgin Islands ("Alstrom");

2.           Michalakis Tsitsekkos, a citizen of Republic of Cyprus residing at Stadiou, 37A Aglantzia, P.C. 2103, Nicosia, Cyprus, passport No. C355717, issued on 11 December 2001 ("Alstrom Nominee");

3.           Igor Valeryevich Kolomoisky, a citizen of Israel residing at St. Galey Thelet 48, Herzeliya, Israel, 46640, passport No. 10905729, issued on 2 October 2005 ("Kolomoisky");

4.           Ihor Mykhailovich Surkis, a citizen of Ukraine, residing at 11, Dimitrova str. Flat 5, Kiev, Ukraine, passport No. EC342649, issued on 17 November 2005 ("Surkis", and together with Kolomoisky and Alstrom Nominee, the "Alstrom Owners", and together with Kolomoisky and Alstrom, the "Alstrom Parties");

5.           Central European Media Enterprises Ltd., a company organized under the Laws of Bermuda with its registered address at Clarendon House, 2 Church Street, HM 11, Hamilton, Bermuda ("CME Ltd.");

6.           CME Ukraine Holding B.V., a besloten vennootschap met beperkte aansprakelijkheid organized under the laws of the Netherlands with its registered address at Dam 5B, JS1012 Amsterdam, the Netherlands ("Ukraine Holding"); and

7.           CME Cyprus Holding Limited, a wholly-owned subsidiary of CME Ltd. and a limited liability company organized and existing under the Laws of Cyprus, identification code No. 155308 , located at 199 Makarios III Avenue, Neocleous House, P.O. Box 50613, CY – 3608, Limassol, the Republic of Cyprus,  (the "Company", and together with CME Ltd. and Ukraine Holding, the "CME Parties"),

(individually a "Party" and together the "Parties").

WHEREAS:

A.           Alstrom, Alstrom Nominee, Kolomoisky, Surkis, CME Ltd. and the Company (collectively, the "Original Parties") entered into that certain Framework Agreement, dated 2 July 2009 (the "Original Framework Agreement"), pursuant to which the Original Parties agreed to form a joint venture on the basis of the Company to conduct television broadcasting, media production and advertising business in Ukraine, and the Original Parties and Ukraine Holding entered into that certain First Amended and Restated Framework Agreement, dated 22 July 2009 (the "Framework Agreement", pursuant to which the Parties agreed to amend and restate the Original Framework Agreement.

B.           Kolomoisky and Surkis are, collectively, the sole Beneficial Owners (as defined below) of 100% of the issued share capital of Alstrom, and the Alstrom Nominee is the sole legal owner of 100% of the issued share capital of Alstrom.

C.           CME Ltd. is the sole Beneficial Owner of the Company and Ukraine Holding.  The Company is the indirect owner of a group of companies which conduct television broadcasting, media production and advertising production in Ukraine.

D.           CME Ltd. and Kolomoisky, inter alios, now intend to enter into a share purchase agreement (the "Share Purchase Agreement"), pursuant to which CME Ltd. will indirectly sell, and a company Beneficially Owned by Kolomoisky will indirectly acquire, 100% of the issued share capital of the Company, and accordingly the Parties desire to (i) terminate the Framework Agreement without further effect in accordance with the terms of the Framework Agreement and (ii) unconditionally and irrevocably release each other Party from any liability in connection with the implementation of the Framework Agreement prior to the date hereof.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual representations, covenants, warranties and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, agree as follows:

1.           Definitions and Interpretation.  Unless the context requires otherwise, capitalized terms used but not defined in this Agreement shall have the respective meanings set forth in the Framework Agreement.

2.           Termination. With effect from the date of execution of the Share Purchase Agreement, the Parties hereby terminate the Framework Agreement in accordance with clause 6.1(a) thereof, and no Party shall have any right or obligation either under the Framework Agreement or as a consequence of any breach of it before, on or after the date of this Agreement and any party that may have undertaken (by deed of adherence or otherwise) to be bound by all or any of its provisions shall cease to be so bound.

3.           Release and Discharge.

(a)   Each of the Parties for itself and on behalf of any parent, subsidiary, Affiliate, officer, director, agent, attorney, shareholder, partner, member, manager, representative, employee, trustee predecessor, principal, successor-in-interest, assignor or assignee of such party (collectively, the "Releasors") forever, knowingly, voluntarily and irrevocably release, acquit and discharge each of the other Parties, together with any parent, subsidiary, Affiliate, officer, director, agent, attorney, shareholder, partner, member, manager, representative, employee, trustee predecessor, principal, successor-in-interest, assignor or assignee of such other Parties (collectively, the "Releasees") from any action, cause of action, chose in action, case, claim, potential claim, counterclaim, potential counterclaim, right of set-off, indemnity, suit, debt, dues, sum of money, account, guarantee, bond, covenant, controversy, lien, contract, agreement, promise, representation, liability, variance, trespass, injury, damage, harm, judgment, remedy, demand, loss, right or interest of any kind or nature whatsoever, at law, in equity or otherwise, including, without limiting the generality of the foregoing, claims for damages, attorney’s fees, interest, costs, expenses, penalties and equitable relief, whether known or unknown, suspected or unsuspected, however and whenever arising and in whatever capacity and jurisdiction (each, a "Claim") of any nature whatsoever, at law, in equity or otherwise, whether direct, indirect, derivative or otherwise which have been asserted against any of the Releasees or which, whether currently existing or not, known or unknown, suspected or unsuspected, fixed or contingent, and whether or not concealed or hidden, the Releasors ever could have asserted or ever could assert, in any capacity, either for themselves or as an assignee, heir, executor, trustee, or otherwise, or for or on behalf of any other person, against the Releasees, arising out of, relating to or concerning the Framework Agreement, including any and all rights under the Framework Agreement and each of the Claims (all such Claims, collectively, the "Released Claims"), and on behalf of the Releasors unequivocally, unconditionally and irrevocably agrees not to initiate or continue legal proceedings of any kind whatsoever with respect to any Released Claim, or institute, assert, or threaten to assert any Released Claim, provided that this Clause 3 shall in no event have the effect to exclude any liability whatsoever that arises as a result of any fraudulent or criminal act or omission by any Releasee.

(b)   Each of the Parties further covenants and promises that it will not, and will use its best efforts to cause the other Releasors not to, file, pursue or bring any Released Claim in any judicial, arbitral or administrative forum against any one or more of the Releasees; provided, however, that nothing herein will be construed or deemed to release any covenants contained in, or claims for breach of, this Agreement or any written amendments, supplements or modifications thereto.  The Parties expressly agree that a breach or an alleged breach of this Agreement will neither give rise to nor resurrect any right to sue on the Released Claims.

(c)    Without prejudice to the generality of Clause 3(a), it is expressly agreed and accepted by the Parties that the foregoing releases are and are intended to be a general release of all claims of the Releasors against the Releasees in respect of the matters referred to in that clause, and the Parties hereby expressly waive any rights that they may have with respect to any Claims which they do not know or suspect to exist at the time of executing this Agreement, even those Claims which if known might have materially affected this Agreement. To the extent that legislation or any principles of Law might provide otherwise than the first sentence of this clause, such legislation and principles are (to the extent permitted by Law) hereby expressly waived and excluded by each of the Parties, who admit to full knowledge and understanding of the consequences of such waiver and exclusion.

(d)   The Parties recognize that this Agreement was negotiated between them as equals, that each was represented by competent counsel of its own choosing and that no one of them will be considered to have drafted this Agreement for purposes of resolving any ambiguities against that party.

(e)   Notwithstanding anything herein to the contrary, the Parties acknowledge and agree that this Agreement shall not in any way constitute a waiver of any of the rights of any of the parties to the Share Purchase Agreement under that agreement.

4.           Representations and Warranties of the Parties.  Each Party represents and warrants to the other Parties as of the date hereof that:

(a)   it has the necessary power and authority (including, as applicable, corporate power and consent and/or full legal and dispositive capacity) to enter into, deliver, and perform his obligations under this Agreement;

(b)   the execution, delivery and performance by it of this Agreement constitutes valid and legally binding obligations, enforceable against it in accordance with the terms thereof, and will not violate any provision of and will not result in a breach of the terms of (i) any, Law, rule or regulation of any Governmental Authority applicable to it, or (ii) any contract, indenture, agreement or commitment to which it is a party or bound; and

(c)   no additional consent by any other Person is required to be obtained by it in connection with the execution or performance by it of this Agreement.

5.           Assignment.  Except as expressly provided herein none of the rights of the Parties under this Agreement may be assigned or transferred without the prior written consent of the other Parties.

6.           Modification; Waiver; Severability.  Except as specifically provided herein, this Agreement may be modified only by a written instrument executed by all the Parties.  If any provision of this Agreement is held to be unenforceable for any reason, the Parties shall, acting in good faith and using best efforts, seek to agree adjustments to such provision, so that such provision is not avoided and in order to achieve the intent of the Parties to the extent possible.  In any event, the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of this Agreement, including that provision, in any other competent jurisdiction. If any provision of this Agreement is or becomes invalid or unenforceable, in whole or in part, this shall not affect the validity of the remaining provisions hereof.

7.           Entire Agreement.  This Agreement together with the documents herein referred to are the entire agreement among the Parties with respect to the subject matter hereof.

8.           Preparation.  Each Party acknowledges and confirms that the preparation of this Agreement has been a joint effort of all Parties and counsel for all Parties and that it shall not be construed for or against any individual Party on the basis solely that this Agreement or any part thereof was drafted by or on behalf of that Party.

9.           Costs.  Each Party shall bear its own costs, including lawyers' fees, in relation to this Agreement.

10.           Notices.  All notices and other communications made in connection with this Agreement shall be in writing.  Any notice or other communication in connection herewith shall be deemed duly delivered and given to any other Party one (1) Business Day after it is sent by fax, confirmed by letter sent by a reputable express courier service, in each case, to the regular mail addresses and fax numbers set forth below or to such other regular mail address and/or fax number as may be specified in writing to the other Parties:

if to Alstrom:

21, Aglantzias Ave.
Block 21 B, Floor 2, Office 1
2108 Aglantzia
Nicosia
Cyprus
Attn:  Michalakis Tsitsekkos

Tel.:  +357-22-462-050
Fax:  +357-22-336-464

if to Alstrom Nominee:

Michalakis Tsitsekkos
21, Aglantzias Ave.
Block 21 B, Floor 2, Office 1
2108 Aglantzia
Nicosia
Cyprus
Attn:  Michalakis Tsitsekkos

Tel.:  +357-22-462-050
Fax:  +357-22-336-464

with a copy to Alstrom.

if to Kolomoisky:

Igor Valeryevich Kolomoisky
office 602

32, Naberezhnaya Pobedy, 49094

Dnipropetrovsk, Ukraine
Attn:  Timur Novikov
Tel.:  +380 567161551

Fax:  +380 567161551
with a copy to Alstrom.

if to Surkis:

Ihor Mykhailovich Surkis
Arch. Makariou III, 155 PROTEAS HOUSE,
5th floor, P.C. 3026, Limassol, Cyprus
Attn:  Mr. Andreas Sofocleous

Tel.:  +357 2584 9000
Fax: +357 2584 9100

with a copy to Alstrom.

if to CME Ltd.:

c/o CME Development Corporation
52 Charles Street
London W1J 5EU
Attn: General Counsel

Tel: +44 20 7127 5834
Fax: +44 20 7127 5801

if to Ukraine Holding:

Dam 5B
JS1012 Amsterdam
The Netherlands

Tel: +31 20 626 8836
Fax: +31 20 423 1404

with a copy to:

CME Development Corporation

52 Charles Street
London W1J 5EU
Attn: General Counsel
Tel: +44 20 7127 5834
Fax: +44 20 7127 5801

if to the Company:

CME Cyprus Holdings Limited
199 Makarios III Avenue, Neocleous House
P.O. Box 50613
CY – 3608, Limassol, Republic of Cyprus

Tel.:  +357 2536 2818
Fax: +357 2535 9262

Any Party may give any notice or other communication in connection herewith using any other means (including personal delivery, messenger service, facsimile, telex or regular mail), but no such notice or other communication shall be deemed to have been duly delivered and given unless and until it is actually received by the individual for whom it is intended.

11.         Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same agreement.

12.         Governing Law. This Agreement is governed by and shall be construed in accordance with English Law.

13.         Arbitration.

(a)   General.  Any dispute, controversy or claim arising out of or relating to this Agreement, including any question regarding its existence, validity, interpretation, performance or termination, shall be finally resolved by arbitration in accordance with the then existing Rules of Arbitration of the London Court of International Arbitration (the "LCIA Rules"), which are deemed to be incorporated by reference into this Clause 13, except to the extent modified by this Clause 13.  The tribunal shall consist of three arbitrators.  Subject to the provisions of Clause 13(c), the parties to any such arbitration shall each be entitled to nominate one arbitrator and the third arbitrator shall be appointed by the two party-nominated arbitrators.  In a multi-dispute the tribunal shall be appointed by the LCIA Court, unless the parties to such arbitration agree in writing that, for the purpose of Article 8.1 of the LCIA Rules, the disputant parties represent two separate sides for the formation of the tribunal as claimant and respondent respectively.

(b)   Seat and Language.  The seat of the arbitration shall be London, England.  The language of the arbitration shall be English except that any party to the arbitration may submit testimony or documentary evidence in Ukrainian or Russian and shall furnish a translation or interpretation of any such evidence into English.

(c)   Related Disputes.  If any dispute arising out of or relating to this Agreement (hereinafter referred to as a "Related Dispute") raises issues which are substantially the same as or connected with issues raised in another dispute which has already been referred to arbitration under this Agreement or any other Transaction Document (an "Existing Dispute"), the tribunal appointed or to be appointed in respect of any such Existing Disputes shall also be appointed as the tribunal in respect of any such Related Dispute.  Where, pursuant to the foregoing provisions, the same tribunal has been appointed in relation to two or more disputes, the tribunal may, with the agreement of all the parties concerned or upon the application of one of the parties, being a party to each of the disputes, order that the whole or part of the matters at issue shall be heard together upon such terms or conditions as the tribunal thinks fit.  The tribunal shall have power to make such directions and any interim or partial award as it considers just and desirable.

IN WITNESS WHEREOF, this Agreement has been executed as a deed by the Parties and delivered on the date first written above.

EXECUTED as a deed by CENTRAL EUROPEAN MEDIA ENTERPRISES LTD. acting by:	Signature

/s/ Adrian Sarbu
Title: President and Chief Executive Officer

in the presence of:

Signature of witness      /s/ Corina Dorobantu

Name (in BLOCK CAPITALS)   CORINA DOROBANTU

Address	C/O CME MEDIA SERVICES

Occupation	Assistant to the President and Chief Executive Officer

EXECUTED as a deed by ALSTROM BUSINESS CORP acting by:	Signature

/s/ Michalakis Tsitsekkos
Title:

in the presence of:

Signature of witness     /s/ Elena Mavrou

Name (in BLOCK CAPITALS)     ELENA MAVROU

Address	21 Aglantzias Ave, Block 21B, Office 1, Aglantzia, 2108, Nicosia, Cyprus

Occupation	Corporate Administrator

EXECUTED as a deed by MICHALAKIS TSITSEKKOS:	Signature

/s/ Michalakis Tsitsekkos

in the presence of:

Signature of witness      /s/ Eleni Anthiamiadou

Name (in BLOCK CAPITALS)      ELENI ANTHIAMIADOU

Address	21 Aglantzias Ave, Block 21B, Office 1, Aglantzia, 2108, Nicosia, Cyprus

Occupation	Corporate Administrator

EXECUTED as a deed by IGOR VALERYEVICH KOLOMOISKY:	Signature

/s/ Igor Kolomoisky

in the presence of:

Signature of witness      /s/ Timur Novikov

Name (in BLOCK CAPITALS)     TIMUR NOVIKOV

Address

Occupation	First Deputy Chairman of Privatbank

EXECUTED as a deed by IHOR MYKHAILOVICH SURKIS:	Signature

/s/ Ihor Surkis

in the presence of:

Signature of witness      /s/ Olga Lazarieva

Name (in BLOCK CAPITALS)    OLGA LAZARIEVA

Address

Occupation	Sofocleous & Co. Consulting Director

EXECUTED as a deed by CME UKRAINE HOLDING B.V. acting by:	Signature

/s/ David Sturgeon
Title: Managing Director

in the presence of:

Signature of witness      /s/ Joanne Cochrane

Name (in BLOCK CAPITALS)   JOANNE COCHRANE

Address	c/o 52 Charles Street

London W1J 5EU

Occupation	Legal Advisor

EXECUTED as a deed by CME CYPRUS HOLDING LIMITED acting by:	Signature

/s/ David Sturgeon
Title: Director

in the presence of:

Signature of witness     /s/ Joanne Cochrane

Name (in BLOCK CAPITALS)   JOANNE COCHRANE

Address	c/o 52 Charles Street

London W1J 5EU

Occupation	Legal Advisor